EXHIBIT 99.1

Motricity Restructures Operations and Increases Strategic Focus on Mobile Enterprise and Advertising Markets

Company Exits Asia; Concentrates on North American Carrier Business

BELLEVUE, Wash., Jan. 19, 2012 (GLOBE NEWSWIRE) -- Motricity (Nasdaq:MOTR) announced today that it has taken significant steps to reorganize the company in order to capitalize on changing customer and market conditions. As part of the realignment, the Company has decided to close its operations in Asia. This shift will enable Motricity to concentrate efforts on the burgeoning opportunity the Company sees in the mobile advertising and enterprise space, while continuing to provide focused service to the largest carriers in North America.

In addition to hiring sales resources to focus on market opportunities in North America and expand its penetration into carriers, the Company is also investing in product development. Work is underway on the next version of products designed to expand Motricity's current suite of solutions and services.

"The past several months have been a period of transformation for the company," said Jim Smith, interim chief executive officer of Motricity. "We've made considerable changes which I believe will lay the foundation for long-term success and reignite growth. However, in order to achieve our business objectives, we've had to make some difficult choices, including streamlining and exiting areas of our business that were no longer strategic or profitable. I believe the strategy that we've since adopted now aligns with the strong market opportunity that exists in mobile enterprise and advertising."

Throughout this period of transition, Motricity has remained committed to driving growth, accelerating technological innovation and increasing the speed to market for its products and services.

"As a company, we have made significant adjustments to our cost structure, organization and strategy. Given our depth of talent, rich history in mobile and strategic focus on mobile enterprise and advertising, I'm confident that the changes we've instituted will help deliver enhanced shareholder and customer value," said Smith.

About Motricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity's unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.

The Motricity, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7813

Safe Harbor and Forward-Looking Statements

Statements made in this release and related statements that express the Company's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements related to the realignment of our business, exit from our Asian operations and cost and saving estimates related thereto, our research and development activities, new products and hiring efforts and the market opportunity in the mobile advertising and enterprise space. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to risks related to the sufficiency of our capital resources, the success of the realignment of our business and the our capital raising efforts, our dependency on a limited number of customers, intense competition in the mobile data services industry, including for skilled personnel, rapid technological change in the mobile data services industry, our ongoing leadership transition, our history of operating losses and our results of operations and financial condition; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

CONTACT: Media Contact:
         Meghan Graves,
         (425) 638-8211
         Meghan.Graves@motricity.com

         Investor Relations Contact:
         Alex Wellins
         The Blueshirt Group
         (415) 217-5861
         alex@blueshirtgroup.com